Exhibit 99.1

Unusual Machines Accelerates Motor Factory Output at Orlando Campus

ORLANDO, FLORIDA / ACCESS Newswire / April 10, 2026 — Unusual Machines, Inc. (NYSE American: UMAC), a leading manufacturer of NDAA-compliant drone components, today provided an update on its Orlando motor manufacturing operations, where recent changes are expected to more than double daily production.

The Company is currently producing approximately 15,000 motors per month and has added second and third shifts. Updates to equipment, staffing, and factory layout are expected to increase daily production from approximately 700 to 1,500 parts per day as additional capacity comes online.

Motor design and engineering are led by Vice President of Motors Andrew Simpson, who joined the Company through the acquisition of Rotor Lab and recently relocated to the United States. The Company has leveraged that foundational expertise to accelerate its transition to scaled manufacturing.

Manufacturing operations are led by Vice President of Manufacturing Brad Mello, who led the establishment of the Orlando facility from the ground up and is driving current scaling efforts.

“We’re running motor production 24 hours a day, five days a week, and I’m proud of how the team has expanded and refined the operation in the five months since launch,” said Andrew Camden, President and Chief Operating Officer. “We continue to push production higher by adding equipment and building out the team. Rotor Lab brought deep product experience, and we’ve paired that with our manufacturing capability to scale more quickly.”

The Company is expanding staffing across all three shifts, with motor factory personnel expected to roughly double in May as production ramps, and expects to install a high-volume automated motor production line in the second half of 2026 to further expand output.

About Unusual Machines, Inc.

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot ecommerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032. For more information, please visit unusualmachines.com.

Safe Harbor Statement

This press release contains forward-looking statements including the more than doubling of daily production, expanding of staffing in the motor factory, and the timing of the installation of automated production equipment. Forward-looking statements are often identifiable by the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "objective," "ongoing," "plan," "predict," "project," "potential," "should," "will," or "would," or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other factors that may cause the Company's actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for making each forward-looking statement contained in this press release, the Company cautions that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which the Company cannot be certain. Forward-looking statements are subject to considerable risks and uncertainties, as well as other factors that may cause the Company's actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include our reliance on third parties to deliver components needed to manufacture our motors and the various risk factors relating to manufacturing and other risks described within the section entitled "Risk Factors" in the Company's 2025 Annual Report on Form 10-K. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances, except as required by law.

Investor Contact:

investors@unusualmachines.com

Media Contact:

media@unusualmachines.com